Exhibit 10.4

EXECUTION ORIGINAL

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Agreement”) is made as of February 10, 2005 by and among Computer Software Innovations, Inc., a South Carolina corporation (“CSI”); Computer Software Innovations, Inc., a Delaware corporation formerly known as VerticalBuyer, Inc., (“VBYR”); and Barron Partners LP, a Delaware limited partnership (“Barron”); and Leatherwood Walker Todd & Mann, P.C., as escrow agent (the “Escrow Agent”).

WHEREAS, Barron is purchasing from VBYR (i) 7,217,736 shares of Series A Preferred Stock and (ii) two Warrants to purchase a total of 7,217,736 shares of common stock of VBYR, for Five Million Forty-two Thousand Two Hundred Fifty Dollars ($5,042,250.00), and is lending to VBYR the sum of One Million Eight Hundred Seventy-five Thousand Two Hundred Dollars ($1,875,200.00), with the total proceeds from the Preferred Stock purchase and loan being Six Million Nine Hundred Seventeen Thousand Four Hundred Fifty Dollars ($6,917,450.00) (collectively, the “Funds”) to be utilized by VBYR as part of the money needed by VBYR to repay notes payable by CSI to the Original Shareholders relating to a dividend, to close upon the merger of CSI with and into VBYR, to pay certain fees and commissions in connection with the transactions contemplated by the Preferred Stock Purchase Agreement, and for other corporate purposes; and

WHEREAS, CSI, VBYR and Barron desire to enter into this Agreement to provide that (i) CSI, VBYR and Barron shall provide the executed Transaction Documents (as defined below) to the Escrow Agent prior to the Closing Date (as such term is defined in the Preferred Stock Purchase Agreement), (ii) Barron shall provide the Funds to the Escrow Agent prior to the Closing Date, (iii) the Escrow Agent shall thereafter hold the Funds and the Transaction Documents until all the transactions contemplated by the Transaction Documents (collectively, the “Contemplated Transactions”) are consummated and the conditions set forth in the Transaction Documents with respect thereto have been fulfilled, (iv) the Escrow Agent shall either release the Funds to the persons and entities authorized to receive a share of the Funds under this Agreement (collectively, the “Authorized Recipients”) upon the satisfaction of the items listed in the foregoing clause (iii) or the Escrow Agent shall return the Funds to Barron upon the termination without closing of the Contemplated Transactions, and (v) the Escrow Agent shall either release to CSI, VBYR and Barron the fully executed Transaction Documents in the event the Escrow Agent releases the Funds to the Authorized Recipients, or the Escrow Agent shall destroy the Transaction Documents in the event the Escrow Agent returns the Funds to Barron.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

TERMS OF THE ESCROW

1.1 The parties hereby agree to have the law firm of Leatherwood Walker Todd & Mann, P.C., Greenville, South Carolina act as Escrow Agent whereby the Escrow Agent shall receive the Funds and the Transaction Documents in escrow and distribute the same as set forth in this Agreement. Any capitalized terms not defined herein shall have the meaning ascribed to them in the Preferred Stock Purchase Agreement, of even date herewith between VBYR and Barron (the “Preferred Stock Purchase Agreement”), the Agreement and Plan of Merger, of even date herewith between CSI and VBYR (the “Merger Agreement”), and any and all documents related thereto, with this Agreement being an exhibit to such Preferred Stock Purchase Agreement (collectively, the “Documents,” and all Documents other than this Agreement, the Preferred Stock Purchase Agreement and the Merger Agreement being collectively referred to herein as the “Transaction Documents.”)

1.2 Upon the execution and delivery of this Agreement by the parties hereto, the parties to the Preferred Stock Purchase Agreement and the Merger Agreement shall execute and deliver such agreements, and this Agreement, the Preferred Stock Purchase Agreement and the Merger Agreement shall not be escrowed under the terms of this Agreement. Prior to the Closing Date, CSI, VBYR and Barron shall deliver the executed Transaction Documents to the Escrow Agent and Barron shall deposit the Funds with the Escrow Agent. The Escrow Agent shall thereafter hold the Funds and the Transaction Documents until the earlier of: (i) the date on which CSI, Barron and VBYR have consummated the Contemplated Transactions; (ii) the termination of any of the Contemplated Transactions prior to consummation; or (iii) February 28, 2005. In the event of the consummation of the Contemplated Transactions, then the Escrow Agent shall promptly release the Funds by wire transfer or check to the Authorized Recipients listed on Exhibit “A” attached hereto in the amounts designated for each of such Authorized Recipients for use by CSI and VBYR to repay the Dividend Note of CSI to the Original Shareholders, to repay the Merger Note portion of the Merger Consideration to be paid by VBYR to the Original Shareholders and to pay certain fees and commissions in connection with the transactions contemplated by the Preferred Stock Purchase Agreement, and the Escrow Agent shall also deliver the Transaction Documents to each of CSI, VBYR and Barron. In the event the closing of the Contemplated Transactions does not occur before February 28, 2005 or the Contemplated Transactions are terminated by CSI, VBYR and Barron on or prior to such date, then the Escrow Agent shall immediately return the Funds to Barron by wire transfer according to instructions received in writing by the Escrow Agent from Barron, and the Escrow Agent shall destroy the Transaction Documents.

1.3 In connection with the transactions described in Section 1.2, (i) the Escrow Agent shall release the Funds to the Authorized Recipients and Transaction Documents to CSI, VBYR and Barron upon receipt of a joint written notice from CSI, Barron and VBYR that all the Contemplated Transactions have been consummated and (ii) the Escrow Agent shall return the Funds to Barron and destroy the Transaction Documents either (a) upon the receipt of a joint written notice from CSI, VBYR and Barron that the Contemplated Transactions have been terminated or (b) on March 1, 2005, if the Escrow Agent has not received the notice described in Section 1.3(i) above or the Escrow Agent receives notice of termination of the Contemplated Transactions solely from Barron.

1.4 Upon the completion by the Escrow Agent of its obligations under Section 1.2, this Agreement shall terminate and the Escrow Agent shall have no further liability hereunder.

1.5 This Agreement may be altered or amended only with the written consent of all of the parties hereto. In the event CSI, VBYR or Barron attempts to change this Agreement in a manner, which, in the Escrow Agent’s discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying CSI, VBYR and Barron in writing. In the case of the Escrow Agent’s resignation, the only duty of the Escrow Agent, until receipt of a joint written notice from CSI, VBYR and Barron (the “Transfer Instructions”) that a successor escrow agent has been appointed, shall be to hold and preserve the Funds and the Transaction Documents that are in its possession. Upon receipt by the Escrow Agent of said notice from CSI, VBYR and Barron of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the Funds to such successor escrow account to be thereafter held by such successor escrow agent, the Escrow Agent shall promptly thereafter transfer the Funds and deliver the Transaction Documents to said successor escrow agent. Immediately after said transfer of the Funds and delivery of the Transaction Documents to said successor escrow agent, the Escrow Agent shall furnish CSI, VBYR and Barron with proof of such transfer. The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from CSI, VBYR and Barron after notice of resignation has been given, except only for the Transfer Instructions.

1.6 The Escrow Agent shall be reimbursed by CSI for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel, upon whose advice the Escrow Agent may rely. The Escrow Agent shall not be liable for any action taken or omitted by the Escrow Agent in good faith and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent’s own gross negligence or willful misconduct. The Escrow Agent has made no representations or warranties to CSI, VBYR or Barron in connection with this transaction. The Escrow Agent has no liability hereunder to either party other than to hold the Funds received from Barron and to deliver the Funds under the terms hereof. CSI, VBYR and Barron each agrees to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of the Contemplated Transactions, including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement, the Preferred Stock Purchase Agreement, the Merger Agreement, and/or the other Documents. The parties each and all acknowledge and recognize that the Escrow Agent has also served and shall continue to serve as the legal counsel to CSI and the parties each and all waive any claim of any conflict of interest as a result thereof.

1.7 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow

Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith.

1.8 The Escrow Agent is hereby expressly authorized to disregard any and all warnings or orders given by any of the parties hereto or by any other person or corporation, excepting only the written notices described in Section 1.3 and the Transfer Instructions and/or orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, including but not limited to the written notices described in Section 1.3 and the Transfer Instructions, then the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree or orders being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

1.9 The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

1.10 If the Escrow Agent reasonably requires other or further documents in connection with this Agreement, the necessary parties hereto shall join in furnishing such documents.

1.11 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Funds and/or the Transaction Documents held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (a) to retain the Funds and the Transaction Documents in the Escrow Agent’s possession, without liability to anyone, until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (b) to deliver the Funds and the Transaction Documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the State of South Carolina in accordance with the applicable procedure therefor.

ARTICLE 2

MISCELLANEOUS

2.1 No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

2.2 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

2.3 This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

2.4 Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

2.5 (a) This Agreement shall be governed and construed in accordance with the laws of the State of South Carolina without regard to any applicable principles of conflicts of law.

(b) ANY ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY RIGHT ARISING OUT OF, THIS AGREEMENT SHALL BE BROUGHT AGAINST ANY OF THE PARTIES HERETO IN THE APPROPRIATE FEDERAL COURT LOCATED IN THE STATE OF SOUTH CAROLINA, WITH EACH PARTY HERETO AGREEING TO SUBJECT MATTER JURISDICTION, PERSONAL JURISDICTION AND VENUE IN SUCH COURT. EACH OF THE PARTIES HERETO CONSENTS TO THIS JURISDICTION PROVISION IN ANY SUCH ACTION OR PROCEEDING AND WAIVES ANY OBJECTION TO VENUE LAID THEREIN. PROCESS IN ANY ACTION OR PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE MAY BE SERVED ON ANY PARTY HERETO ANYWHERE IN THE WORLD.

2.6 All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, telecopied (which is confirmed), mailed by registered or certified mail (return receipt requested), or delivered by a national overnight delivery service (e.g., Federal Express) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to CSI, to:	If to Barron, to:

Computer Software Innovations, Inc.	Barron Partners LP
1661 East Main Street, Suite A	730 Fifth Avenue, 9th Floor
Easley, South Carolina 29642	New York, New York 10019
Attn: Nancy K. Hedrick	Attn: Andrew Barron Worden

If to VBYR, to:

Computer Software Innovations, Inc.

f/k/a VerticalBuyer, Inc.

c/o Computer Software Innovations, Inc.

1661 East Main Street, Suite A

Easley, South Carolina 29642

Attn: Nancy K. Hedrick

If to the Escrow Agent:

Leatherwood Walker Todd & Mann, P.C.

300 East McBee Avenue, Suite 500

Greenville, South Carolina 29601

Attn: Richard L. Few, Jr., Esq.

2.7 By signing this Agreement, the Escrow Agent becomes a party hereto only for the purpose of this Agreement; the Escrow Agent does not become a party to the Transaction Documents.

2.8 Each party acknowledges and agrees that this Agreement shall not be deemed prepared or drafted by any one party. In the event of any dispute between the parties concerning this Agreement, the parties agree that any rule of construction, to the effect that any ambiguity in the language of the Agreement is to be resolved against the drafting party, shall not apply.

2.9 This Agreement has been executed as of the date first written above after 5:00 p.m. Eastern Standard Time.

3.0 This Agreement may be executed in counterparts, each one of which will constitute an original and all of which taken together will constitute one document. This Agreement may be executed by delivery of a signed signature page by fax to the other parties hereto and such fax execution and delivery will be valid in all respects.

[signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPUTER SOFTWARE INNOVATIONS, INC.
(SOUTH CAROLINA)

	By:	/s/ Nancy K. Hedrick	[SEAL]
Name:		Nancy K. Hedrick
Witness	Its:	President

BARRON PARTNERS LP
	By:	Barron Capital Advisors LLC,
its General Partner

	By:	/s/ Andrew Barron Worden	[SEAL]
Name:		Andrew Barron Worden, Managing Partner
Witness

COMPUTER SOFTWARE INNOVATIONS, INC.
(DELAWARE)
(formerly known as VerticalBuyer, Inc.)

	By:	/s/ Nancy K. Hedrick	[SEAL]
Name:		Nancy K. Hedrick
Witness	Its:	President

ESCROW AGENT:

LEATHERWOOD WALKER TODD & MANN, P.C.

	By:	/s/ Richard L. Few, Jr.
Richard L. Few, Jr.
	Its:	Managing Director